AMENDING AGREEMENT

         THIS AMENDING AGREEMENT made as of the 30th day of April, 2004

BETWEEN:

                ULTIMA ENERGY TRUST, a trust created under the Laws of the Province of Alberta, (hereinafter referred to as "Ultima")

                                     - and -

                ULTIMA VENTURES CORP., a corporation subsisting under the Laws of the Province of Alberta, (hereinafter referred to as "Ultima Co")

                                     - and -

                PETROFUND ENERGY TRUST, a trust created under the Laws of the Province of Ontario, (hereinafter referred to as "Petrofund")

                                     - and -

                PETROFUND CORP., a corporation subsisting under the Laws of the Province of Alberta, (hereinafter referred to as "Petrofund Co")


         WHEREAS Ultima, Ultima Co, Petrofund and Petrofund Co entered into a combination agreement (the "Combination Agreement") dated March 29, 2004;

         AND WHEREAS Ultima, Ultima Co, Petrofund and Petrofund Co have agreed to effect certain amendments to the Combination Agreement as more particularly set out in this agreement (the "Amending Agreement");

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto do hereby covenant and agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1 Capitalized terms used herein, including the recitals hereto, which are defined in the Combination Agreement, shall have the meanings ascribed thereto in this Amending Agreement.

1.2 Any provision of this Amending Agreement which may be invalid shall be ineffective to the extent of such invalidity only, without affecting the validity of the remaining provisions of this Amending Agreement or the Combination Agreement as amended

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         hereby, it being the intent and purpose that the Combination
         Agreement, as amended by this Amending Agreement should survive and be valid to the maximum extent permitted by applicable law.

                                    ARTICLE 2
                                    AMENDMENT

2.1      The Combination Agreement shall be amended as follows:

         (a) the reference to Schedule "A" in the definition of "Assumption Agreement" shall be removed and replaced with "Schedule B-1";

         (b) the reference to June 9, 2004 in the definition of "Closing Date" shall be removed and replaced with "June 16, 2004";

         (c) after the definition of "Public Record", the following definition shall be inserted:

                    "Registration Statement" has the meaning ascribed thereto in
                    Section 2.13;"

         (d) subsection (d) in the definition of "Required Regulatory Approvals" shall be removed and replaced with the following:

                    "(d) the Registration Statement shall have been declared effective by the SEC under the U.S. Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC;"

         (e) section 2.13 shall be deleted and replaced with the following:

                    "The Petrofund Parties (with the cooperation of the Ultima Parties) shall prepare and file with the SEC a registration statement on Form F-10 (together with all amendments thereto, the "Registration Statement"), in which the Ultima Circular and any other documents used to solicit votes of Ultima Unitholders at the Ultima Special Meeting shall be included as a prospectus, in connection with the registration under the Securities Act of the Payment Units to be issued to the Ultima Unitholders pursuant to the Acquisition and Redemption Transaction. The Petrofund Parties and the Ultima Parties each shall use their reasonable commercial efforts to cause the Registration Statement to become effective as promptly as practicable after the filing of the Ultima Circular with the Securities Authorities. Until such time as the Registration Statement has been filed, the Ultima Circular shall not be mailed to, or otherwise used to solicit, Ultima Unitholders. Ultima shall furnish all information concerning itself and its

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                                      -3-

                    affiliates that Petrofund may reasonably request in connection with such actions and the preparation of the Registration Statement, including a reconciliation of any Ultima financial statements (including pro forma financial information of Ultima which gives effect to the purchase of all of the issued and outstanding common shares and preferred shares in the capital of Trioco Resources Inc.) to be included in the Ultima Circular to U.S. generally accepted accounting principles as required by Item 17 of Form 20-F of the Exchange Act which shall be included within the Ultima Circular. Petrofund will advise Ultima promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, or of any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If, at any time prior to the Time of Closing, any event or circumstance relating to the Ultima Parties, or their respective officers or directors, should be discovered by the Ultima Parties which should be set forth in an amendment or a supplement to the Ultima Circular and the Registration Statement, Ultima shall promptly inform Petrofund. In connection with the filing of the Registration Statement, Petrofund shall file with the SEC a written irrevocable consent and power of attorney on Form F-X."

         (f) section 3.1(a) shall be deleted and replaced with the following:

                    "(a) cause the Payment Units which are to be issued to Ultima and then to be received by Ultima Unitholders in exchange for the Ultima Units pursuant to the Acquisition and Redemption Transaction not to be subject to any trading restrictions under Applicable Canadian Securities Laws or U.S. Securities Laws (other than Control Person Restrictions and Affiliate Restrictions) and to be listed and posted for trading on the TSX and the AMEX (subject to notice of issuance) by the Closing Date;"

         (g) section 3.2(a) shall be deleted and replaced with the following:

                    "(a) cause the Payment Units which are to be issued to Ultima and then to be received by Ultima Unitholders in exchange for the Ultima Units pursuant to the Acquisition and Redemption Transaction not to be subject to any trading restrictions under Applicable Canadian Securities Laws or U.S. Securities Laws (other than Control Person Restrictions and Affiliate Restrictions) and to be listed and posted for trading on the TSX and the AMEX (subject to notice of issuance) by the Closing Date;"

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                                      -4-

         (h) section 3.2(b) shall be deleted and replaced with the following:

                    "(b) until the earlier of (i) two years from the date of the issuance of the Payment Units and (ii) the date as of which none of the outstanding Payment Units are subject to restrictions on their resale pursuant to Rule 145 under the U.S. Securities Act, make available adequate current public information with respect to Petrofund as required by Rule 144 adopted by the SEC under the U.S. Securities Act;"

         (i) section (vv) of Schedule "C" shall be deleted and replaced with the following:

                    "(vv) Eligibility Requirements. Ultima meets the general
                          eligibility requirements for use of Form F-10 under the U.S. Securities Act."

         (j) section (xx) of Schedule "C" shall be deleted and replaced with the following:

                    "(xx) Information Contained in Ultima Circular. The
                          information in the Ultima Circular (excluding any information therein provided by the Petrofund Parties) and the information supplied by the Ultima Parties for inclusion in the Registration Statement shall not at
                          (i) the time the Registration Statement becomes effective, (ii) the time the Ultima Circular
                          (or any amendment thereof or supplement thereto) is first mailed to the Ultima Unitholders, (iii) the time of the Ultima Special Meeting and (iv) at the Time of Closing contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading."

         (k) section (gg) of Schedule "D" shall be deleted and replaced with the following and all subsequent sections in Schedule "D" shall be re-ordered:

                    "(gg) Eligibility Requirements. Petrofund meets the general eligibility requirements for use of Form F-10 under the U.S. Securities Act.

                    (hh) Information Contained in Ultima Circular. The
                         information supplied by Petrofund Parties for inclusion in the Ultima Circular or otherwise for inclusion in the Registration Statement shall not at (i) the time the Registration Statement becomes effective,
                         (ii) the time the Ultima Circular (or any amendment thereof or supplement thereto) is first mailed to the Ultima Unitholders, (iii) the time of the Ultima Special Meeting and (iv) at the Time of Closing contain any untrue statement of a material fact or fail to

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                                      -5-

                         state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    (ii) Compliance with U.S. Securities Act. The Registration
                         Statement and the Form F-X, and any amendments or supplements thereto, shall, at the time (i) when each became effective and (ii) at the Time of Closing, comply in all material respects, with the requirements of the U.S. Securities Act; provided, however, that, except as otherwise provided herein, the Petrofund Parties make no representation as to the compliance with applicable Law of information included in the Registration Statement with respect to, or provided by, the Ultima Parties, including the information contained in the Ultima Circular."

                                   ARTICLE 3
                                     WAIVER

3.1 The Petrofund Parties hereby waive the inaccuracies in the representations and warranties of the Ultima Parties contained in sections (vv) and (xx) of Schedule "C" of the Combination Agreement and acknowledge that such inaccuracies have been rectified by this Amending Agreement.

                                    ARTICLE 4
                                  MISCELLANEOUS

4.1 This Amending Agreement together with the provisions of the Combination Agreement constitute the entire agreement between the Parties, and for greater certainty, other than as specifically provided in this Amending Agreement, the provisions of the Combination Agreement remain in full force and effect and unamended.

4.2 Notwithstanding the date of execution hereof, the effective date of this amendment to the Combination Agreement and exhibits thereto shall be March 29, 2004 and all references to the Combination Agreement and exhibits thereto dated March 29, 2004 shall be deemed to include this document.

4.3 This Amending Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4 The Parties hereto acknowledge that, with respect to Ultima being a party to this Agreement, Ultima Co is entering into this Amending Agreement solely in its capacity as agent on behalf of Ultima and the obligations of Ultima hereunder shall not be personally binding upon the Ultima Trustee, Ultima Co or any of the Ultima Unitholders or any annuitant under a plan of which a unitholder is a trustee or carrier (an "annuitant") and

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                                      -6-

         that any recourse against Ultima, Ultima Trustee, Ultima Co or any unitholder or annuitant in any manner in respect of any indebtedness, obligation or liability of Ultima arising hereunder or arising in connection herewith or from the matters to which this Amending Agreement relates, if any, including without limitation claims based on negligence, tortious behaviour or otherwise, shall be limited to, and satisfied only out of, the Trust Fund as defined in the Ultima Trust Indenture.

4.5 The obligations or liabilities, if any, of the Petrofund Trustee or Petrofund hereunder shall not be binding upon, nor shall resort be had to the property of, any of the unitholders or annuitants of Petrofund and such obligations and liabilities shall not be binding upon such unitholders or annuitants. The obligations or liabilities, if any, of the Petrofund Trustee or Petrofund hereunder shall be satisfied only out of the property of Petrofund and no resort may be had to the property of any trustee, manager, officer or employee of Petrofund or any director, officer or employee of any manager or trustee of Petrofund. The obligations and liabilities hereunder, if any, of any trustee, manager, officer or employee of Petrofund or any director, officer or employee of any manager or trustee of Petrofund shall bind such obligor only to the extent that such obligor is entitled to be indemnified by Petrofund. The provisions of this paragraph shall enure to the benefit of the heirs, successors, assigns and personal representatives of the trustee, manager, officer or employee of Petrofund, of any director, officer or employee of any manager or trustee of Petrofund, of the unitholders and annuitants of Petrofund and, to the extent necessary to provide effective enforcement of such provisions, the Petrofund Trustee is hereby acknowledged to be acting, and shall be entitled to act as, trustee for the unitholders and annuitants of Petrofund.

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                                      -7-

IN WITNESS WHEREOF, the parties hereto have executed this Amending Agreement the 30th day of April, 2004.


ULTIMA ENERGY TRUST, by Ultima              PETROFUND ENERGY TRUST, by
Ventures Corp.                              Petrofund Corp.


Per:                                        Per:
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     Name:                                        Name:
     Title:                                       Title:


Per:                                        Per:
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     Name:                                        Name:
     Title:                                       Title:


ULTIMA VENTURES CORP.                       PETROFUND CORP.




Per:                                        Per:
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     Name:                                        Name:
     Title:                                       Title:


Per:                                        Per:
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     Name:                                        Name:
     Title:                                       Title: